Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Atlantic Tele-Network, Inc.
April 26, 2010		Michael T. Prior
Chief Executive Officer
978-619-1300

Justin D. Benincasa
Chief Financial Officer
978-619-1300

	Media Contact:	Lynn Morgen and Matt Haines
MBS Value Partners
(212) 750-5800

Atlantic Tele-Network Completes Acquisition of Former Alltel Assets from Verizon Wireless

Company to Continue Wireless Service Under Alltel Brand Name in Acquired Markets

Salem, MA (April 26, 2010) — Atlantic Tele-Network, Inc. (NASDAQ: ATNI) announced today that it has completed the purchase of certain former Alltel wireless assets from Verizon Wireless. The total purchase price was $223 million, which includes $23 million of acquired net working capital. The purchase was funded by a combination of cash on hand and borrowings under the Company’s current credit facility. The acquisition, which was completed through the Company’s wholly owned subsidiary, Allied Wireless Communications Corporation (AWCC), includes wireless properties and licenses that serve approximately 895,000 subscribers in Georgia, North Carolina, South Carolina, Illinois, Ohio, and Idaho.  The Company currently expects that these properties will generate approximately $500 million in annual service revenues during the first twelve months of its operation of the assets.

In addition, ATN announced that it has acquired a license to continue use of the Alltel name and accompanying service marks, including My Circle, in the acquired markets for an initial term of fourteen years and a total term of up to twenty-eight years. ATN may expand its use of the brand outside of these acquired markets subject to covered population limitations and certain other conditions.

“We appreciate the hard work of all parties in closing this transaction,” said Michael Prior, ATN’s President and Chief Executive Officer. “We have a very experienced management team in place at AWCC, led by Frank O’Mara, a former senior executive at Alltel, and welcome our new employees who support these markets.  Consumers recognize the Alltel brand for value, service and choice, and we plan to continue operating our business with the same approach in these markets.”

Verizon Wireless was required to divest these properties as part of the regulatory approvals granted for its purchase of Alltel in January 2009.  Although the Company will initially launch service to a higher number of subscribers than previously reported, a high percentage of this increased number are pre-paid subscribers, and the Company currently expects to see net attrition to the subscriber base in the first year and a higher rate of churn overall during the transition phase.  The acquisition of these properties by the Company was approved by the U.S. Department of Justice on April 7, 2010, and by the Federal Communications Commission on April 20, 2010.

About Atlantic Tele-Network

Atlantic Tele-Network, Inc. (NASDAQ:ATNI), headquartered in Salem, Massachusetts, is a telecommunications company operating advanced wireless, wireline and both terrestrial and submarine fiber optic networks in North America and the Caribbean.  Its principal subsidiaries include: Allied Wireless Communications Corporation, which, operating as Alltel, provides retail wireless voice and data services for U.S. customers; Commnet Wireless, LLC, which provides voice and data wireless roaming services for U.S. and international carriers in rural areas throughout the United States; Guyana Telephone and Telegraph Company, Limited, which is the national telephone service provider for all local, long-distance and international services, as well as a wireless service provider in Guyana; Bermuda Digital Communications Ltd., which is the leading provider of wireless voice and data services in Bermuda operating as Cellular One, and an early-stage wireless provider in Turks & Caicos through its IslandCom subsidiary; Sovernet, Inc., which provides wireline voice and data services to businesses and homes in New England and high capacity communications network transport services in New York State through its ION subsidiary; and Choice Communications, LLC, which provides wireless broadband services in the U.S. Virgin Islands.

Cautionary Language Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other matters, the future financial and operating performance of AWCC and the Company’s further operating plans.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors.  Such factors include, among others, (i) the ability of ATN to operate a retail wireless business and (ii) the general performance of the acquired Alltel assets.  Additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth under Item 1A “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2009.  The information set forth herein speaks only as of the date hereof, and ATN disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this news release.

* * * *